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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To AmeriGas Partners, L.P.:



As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-83942) of our reports dated November 16, 2001, on the financial statements and schedules of AmeriGas Partners, L.P. and subsidiaries included in AmeriGas Partners, L.P.'s Form 10-K for the fiscal year ended September 30, 2001 and our report dated November 2, 2001 on the audited financial statements of Columbia Propane Corporation and subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 included in AmeriGas Partners, L.P.'s Form 8-K dated August 21, 2001, as amended on Form 8-K/A dated November 5, 2001, and to all references to our Firm included in or made part of this Registration Statement.




/s/ ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania

     April 15, 2002